UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2016

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 536-3102

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 8.01. OTHER EVENTS

On October 18, 2016, Cosmos Holdings Inc., a Nevada corporation (the “Company”) entered into a Memorandum of Understanding (the “Decahedron MOU”) with Decahedron LTD. (“Decahedron”) and Decahedron’s sole shareholder Nikolaos Lazarou (“NL”). The Decahedron MOU provides that the Company intends to acquire all of the issued and outstanding shares of Decahedron from NL. In exchange for the shares of Decahedron, the Company will issue to NL 1,700,000 shares of the Company’s common stock. Following the closing of the transaction, NL shall also be retained as a Director and COO of Decahedron with a salary of 10,000 GBP per month (approximately US $12,270.00). The Decahedron MOU expires as of March 31, 2017. The consummation of the transactions with Decahedron and NL is subject to (i) the preparation and negotiation of final definitive agreements; and (ii) the Company’s completion of satisfactory due diligence with respect to Decahedron, including, but not limited to, the completion of audited financials of Decahedron by a PCAOB registered auditor. The Company makes no assurances that the transactions with Decahedron will be consummated prior to the expiration of the Decahedron MOU, if ever.

The foregoing description of Decahedron MOU is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On October 19, 2016, the Company entered into a Memorandum of Understanding (the “Medihelm MOU”) with Medihelm Pharmaceutical Wholesellers SA (“Medihelm”) and each of Konstantinos Metsovitis (“KM”) and Eleni Metsoviti (“EM”). The Medihelm MOU provides that the Company intends to acquire all of the issued and outstanding shares of Medihlem from KM in exchange for 200,000 shares of the Company’s common stock. Upon the closing of the transactions, EM shall be appointed as a member of the Board of Directors of the Company and will be retained as a Director and COO of Medihelm. EM shall be entitled to 3,100,000 shares of the Company’s common stock and a salary of $3,000 euros (approximately US $3,300) per month. The Medihelm MOU expires as of March 31, 2017. The consummation of the transactions with Medihelm, KM and EM is subject to (i) the preparation and negotiation of final definitive agreements; and (ii) the Company’s completion of satisfactory due diligence with respect to Medihelm, including, but not limited to, the completion of audited financials of Medihelm by a PCAOB registered auditor. The Company makes no assurances that the transactions with Medihelm will be consummated prior to the expiration of the Medihelm MOU, if ever.

The foregoing description of Medihelm MOU is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Memorandum of Understanding, dated as of October 18, 2016, by and among the Company, Decahedron LTD and Nikolaos Lazarou.

10.2	Memorandum of Understanding, dated as of October 19, 2016, by and among the Company, Medihelm Pharmaceutical Wholesellers SA, Konstantinos Metsovitis and Eleni Metsoviti.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: October 19, 2016	By:	/s/ Grigorios Siokas
Grigorios Siokas
Principal Executive Officer

3

EXHIBIT INDEX

Exhibit Number	Description

10.1	Memorandum of Understanding, dated as of October 18, 2016, by and among the Company, Decahedron LTD and Nikolaos Lazarou.

10.2	Memorandum of Understanding, dated as of October 19, 2016, by and among the Company, Medihelm Pharmaceutical Wholesellers SA, Konstantinos Metsovitis and Eleni Metsoviti.

4